EXHIBIT 99.1

PennantPark Investment Corporation Unconsolidated Joint Venture, PennantPark Senior Loan Fund, LLC Completes $304 Million CLO

PennantPark Expands its Middle Market Business with Fourth CLO

MIAMI, March 02, 2022 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the “Company”) (NASDAQ: PNNT) today announced that PennantPark Senior Loan Fund, LLC (“PSLF”), through PSLF’s wholly-owned and consolidated subsidiary, PennantPark CLO IV, LLC, has closed a four-year reinvestment period, 12-year final maturity $304.0 million debt securitization in the form of a collateralized loan obligation (“CLO”).

The transaction is the fourth middle-market CLO for PennantPark Investment Advisers, LLC (“PennantPark”) which has issued CLO vehicles since 2019.

The reinvestment period for the term debt securitization ends in April 2026, and the debt issued in the CLO (the “Debt”) is scheduled to mature in April 2034. The term debt securitization is expected to be approximately 100% funded at close. The proceeds from the Debt will be used to repay a portion of PSLF’s $ 275 million secured credit facility.

The Debt is structured in the following manner:

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P)
A-1A Notes	$91,000,000	29.9%	SOFR + 1.70%	AAA
A-1A Loans	$30,000,000	9.9%	SOFR + 1.70%	AAA
A-1B Notes	$50,000,000	16.4%	3.45%	AAA
A-2 Notes	$12,000,000	3.9%	SOFR + 1.90%	AAA
B Notes	$21,000,000	6.9%	SOFR + 2.10%	AA
C Notes	$24,000,000	7.9%	SOFR + 2.90%	A
D Notes	$18,000,000	5.9%	SOFR + 4.00%	BBB-
Subordinated Notes	$58,000,000	19.1%	N/A	NR
Total	$304,000,000

In addition, PSLF acts as retention holder in the transaction to retain exposure to the performance of the securitized assets. BNP Paribas acted as lead placement agent on the CLO Transaction.

“PennantPark remains committed to the growth of our CLO platform, and I am pleased with the successful closing of the company’s fourth CLO, our third in the last two years,” said Art Penn, Chief Executive Officer. “Our ability to continually secure favorable execution underscores investors’ confidence in PennantPark’s long-term track record, and we look forward to expanding our efforts with a diversified investor base.”

PennantPark CLO IV continues the trend of the firm accessing attractive, long-term financing matched to the lower risk nature of the underlying assets the firm originates.

The notes offered as part of the term debt securitization have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state “blue sky” laws, and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK SENIOR LOAN FUND, LLC

PennantPark Senior Loan Fund, LLC is a joint venture between PennantPark Investment Corporation and Pantheon Ventures (UK) LLP, and primarily invests in U.S. middle-market companies whose debt is rated below investment grade.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $5.9 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Rubenstein
Stefan Prelog
917-804-7003
sprelog@rubenstein.com